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                                                                      EXHIBIT 99

                                                              September 30, 1994

Michael F. Sandler
Senior Vice President -- Finance
MEDIQ Incorporated
609-665-9399

MEDIQ INCORPORATED COMPLETES ACQUISITION
OF ASSETS OF KCI MEDICAL SERVICES

     PENNSAUKEN, NJ -- MEDIQ Incorporated (AMEX-MED) announced today the completion of the acquisition by MEDIQ of certain of the assets of KCI Medical Services (the medical equipment rental division of Kinetic Concepts, Inc.) for a purchase price of approximately $65 million in cash and approximately $19 million principal amount of notes payable to KCI.

     MEDIQ provides essential healthcare services in a cost effective manner to a variety of healthcare providers. MEDIQ's principal businesses include MEDIQ/PRN Life Support Services, Inc., the country's leading provider of life support and critical care equipment on a rental basis, and the Diagnostic Imaging Services Group, which provides portable x-ray, nuclear imaging and ultrasound services. MEDIQ also owns significant equity interests in publicly traded companies, NutraMax Products, Inc. (NASDAQ-NMPC), PCI Services, Inc. (NASDAQ-PCIS) and MMI Medical, Inc. (NASDAQ-MMIM). MEDIQ's securities trade on the American Stock Exchange under these symbols: common stock (MED), preferred stock (MED.Pr), convertible debentures (MED.C) and subordinated debentures (MED.NP) exchangeable into shares of NutraMax.

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